Exhibit 32.2
Certification of CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Argo Group International Holdings, Ltd. (the “Company”) for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott Kirk, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

*	*	*

Certified this 9th day of November 2022	/s/ Scott Kirk
Scott Kirk
Chief Financial Officer